EXHIBIT 10.2


               RELEASE FROM RECKSON ASSOCIATES REALTY CORP.
                        TO TOWER REALTY TRUST, INC.


           KNOW THAT RECKSON ASSOCIATES REALTY CORP. ("Reckson"), a corporation organized under the laws of the State of Maryland, for good and sufficient consideration the receipt of which is hereby acknowledged, for itself and its subsidiaries, assigns, attorneys, affiliates, agents, predecessors, successors, directors, officers, employees or other legal representatives (collectively, Releasor"), releases and discharges Tower Realty Trust, Inc. ("Tower"), a corporation organized under the laws of the State of Maryland, and its subsidiaries, assigns, attorneys, affiliates, agents, predecessors, successors, directors, officers, employees or other legal representatives (collectively, "Releasee"), from all actions, causes of action, suits, controversies, claims and demands whatsoever in law, admiralty or equity which against Releasee Releasor ever had, now has or hereafter may have relating to or arising out of the Agreement and Plan of Merger entered into by Reckson and Tower, among others, on July 9, 1998 and amended and restated on August 11, 1998, including but not limited to all claims relating to such merger agreement that could have been asserted by Reckson against Releasee in the action entitled Tower Realty Trust, Inc. v. Reckson Associates Realty Corp., et al., Index No. 6053181/98, Supreme Court of the State of New York in the County of New York from the beginning of the world to the day of the date of this Release. Nothing contained herein is intended, or shall operate, to release or affect any of the parties' obligations pursuant to the Agreement and Plan of Merger by and among Reckson, Tower and certain subsidiaries of Reckson dated as of December 8, 1998.

           This Release may not be changed orally.

           This Release shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies. Releasee and Releasor hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Release (and agree not to commence litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

            This Release may be signed in counterpart, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Release shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

           IN WITNESS WHEREOF, the authorized representative of Reckson has set his hand this 8th day of December, 1998.


                                   RECKSON ASSOCIATES REALTY CORP.

                                   /s/ Scott H. Rechler
                                   ----------------------------------
                                   By:    Scott H. Rechler
                                   Title: President and Chief
                                            Operating Officer



 Agreed to as of this 8th day
 of December, 1998

 TOWER REALTY TRUST, INC.

 /s/ Lester S. Garfinkel
 ------------------------------
 By:    Lester S. Garfinkel
 Title: Chief Financial Officer